SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

       Date of Report (date of earliest event reported):
                       September 16, 1998

                    VALERO ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)

Delaware                      1-13175                   74-1828067
(State of incorporation)      Commission File           (I.R.S. Employer
jurisdiction                  Number                    Identification No.)
of incorporation

7990 I.H. 10 West, San Antonio, Texas                     78230
(Address of principal executive offices)                  (Zip Code)

                                (210) 370-2000
            (Registrant's telephone number, including area code)

                                  Not applicable
          (Former name or address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On September 16, 1998, Valero Refining Company-New Jersey ("Valero-NJ"), a wholly owned, indirect subsidiary of Valero Energy Corporation ("Valero"), and Mobil Oil Corporation ("Mobil") entered into an asset sale and purchase agreement for the acquisition by Valero-NJ of substantially all of the assets and the assumption of certain liabilities of Mobil's 155,000 barrel-per-day Paulsboro refinery in New Jersey ("Paulsboro Refinery"). As part of the transaction, Valero Marketing and Supply Company, a wholly owned, indirect subsidiary of Valero ("VMSC") and Mobil signed long-term agreements for VMSC to supply Mobil with fuels and lubricant basestocks, and Mobil Sales and Supply Corporation, an affiliate of Mobil, signed a long- term agreement with VMSC to continue to supply the Paulsboro Refinery with high-quality crude feedstocks. As a result of the acquisition of the Paulsboro Refinery, Valero now owns and operates five refineries in the Gulf Coast and Northeast regions of the United States.

     Valero-NJ acquired the Paulsboro Refinery assets for $228 million, plus approximately $102 million representing the estimated value of inventories and certain other items acquired in the transaction. The final inventory valuation amount is currently being determined. The purchase price was paid in cash from borrowings under Valero's bank credit facilities.

     The acquisition is being accounted for using the purchase method of accounting. Therefore, the results of operations of the Paulsboro Refinery will be included in Valero's consolidated financial statements beginning on September 17, 1998.

     The assets acquired from Mobil will continue to be used for the same purposes they were used prior to the acquisition. The foregoing descriptions of the acquisition and the long-term agreements are qualified in their entirety by reference to the complete text of the acquisition agreement and the long-term agreements which are filed as exhibits to this form.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

     Pursuant to Rule 3.05(b) of Regulation S-X under the Securities Exchange Act of 1933, as amended (the "Act"), no financial statements are required in this filing.

     (b)  Pro forma financial information.

     Pursuant to Rule 11.01(c) of Regulation S-X under the Act, no pro forma financial information is required in this filing.

     (c)  Exhibits.   Filed as part of this Form 8-K are the following
exhibits:

2.1 Asset Sale and Purchase Agreement dated as of September 16, 1998, between Valero Refining Company-New Jersey and Mobil Oil Corporation.

2.2 Light Products Offtake Agreement dated as of September 16, 1998, between Valero Marketing and Supply Company and Mobil Oil Corporation.

2.3 Lubricant Base Oils Offtake Agreement dated as of September 16, 1998, between Valero Marketing and Supply Company and Mobil Oil Corporation.

2.4 Lubricant Crude Oil Supply Agreement dated as of September 16, 1998, between Valero Marketing and Supply Company and Mobil Sales and Supply Corporation.

                            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                             VALERO ENERGY CORPORATION

                             By: /s/ John D. Gibbons
                                 John D. Gibbons
                                 Chief Financial Officer,
                                 Vice President   Finance
                                 and Treasurer


Dated:  September 30, 1998